              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                    DEAN WITTER SHORT TERM US TREASURY TRUST


(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)
(B) TOTAL RETURN (NO LOAD FUND)



FORMULA:                           _                            _
                                  |        _________________ |
                                  |       |      |
                                  |  /\ n |      EV    |
                        t  =      |    \  |   -------  |  -  1
                                  |     \ |      P     |
                                  |      \|      |
                                  |_            _|

                                     EV
                       TR  =      -------   - 1
                                     P


                t = AVERAGE ANNUAL COMPOUND RETURN
                n = NUMBER OF YEARS
               EV = ENDING VALUE
                P = INITIAL INVESTMENT
               TR = TOTAL RETURN


                                   (B)                              (A)
   $1,000        EV AS OF         TOTAL       NUMBER OF       AVERAGE ANNUAL
INVESTED - P     31-May-97     RETURN - TR    YEARS - n     COMPOUND RETURN - t
------------     ---------     -----------    ---------     -------------------

31-May-96        $1,056.30         5.63%         1.00               5.63%

31-May-92        $1,249.70        24.97%         5.00               4.56%

13-Aug-91        $1,331.50        33.15%         5.80               5.06%

(C)       GROWTH OF $10,000
(D)       GROWTH OF $50,000
(E)       GROWTH OF $100,000


FORMULA:  G= (TR+1)*P
          G= GROWTH OF INITIAL INVESTMENT
          P= INITIAL INVESTMENT
          TR= TOTAL RETURN SINCE INCEPTION

$10,000         TOTAL          (C) GROWTH OF             (D) GROWTH OF             (E) GROWTH OF
INVESTED - P    RETURN - TR    $10,000 INVESTMENT - G    $50,000 INVESTMENT - G    $100,000 INVESTMENT - G
------------    -----------    ----------------------    ----------------------    -----------------------
 13-Aug-91         33.15               $13,315                   $66,575                 $133,150

                    DEAN WITTER SHORT-TERM US TREASURY TRUST

                  SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                                   05/31/97


                       6
YIELD = 2{[((a-b)/cd)+1]-1}



WHERE: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of share outstanding during the period that were entitled to receive dividends
        d = The maximum offering price per share on the last day of the period


                                                            6
YIELD = 2{[((1,200,071.21-160,285.66)/23,554,320.626X9.85)+1]-1}

                                      = 5.44%